SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported) August 21, 2000


             SOUTH TEXAS DRILLING & EXPLORATION, INC.
       (Exact name of registrant as specified in its charter)


State of Texas                 2-70145        74-2088619
(State or other jurisdiction  (Commission    (IRS Employer
 of incorporation)             File Number)   Identification No.)


9310 Broadway, Building 1, San Antonio, Texas          78217
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code(210) 828-7689


_______________________________________________________________
 (Former name or former address, if changed since last report.)

     Item 2.  Acquisition or Disposition of Assets.

       On August 21, 2000, the Registrant acquired all of the issued and outstanding stock of Pioneer Drilling Co., a Texas corporation, pursuant to a Stock Purchase Agreement dated July 21, 2000, as amended. Pioneer Drilling Co. is engaged in the onshore contract drilling business, and its assets include four land drilling rigs and associated machinery and equipment, three of which are owned and one of which is leased from International Drilling Services, Inc. The Registrant intends to continue Pioneer Drilling Co.'s drilling business, and to utilize its drilling assets in conjunction with the Registrant's land contract oil and gas drilling operations.

       The consideration for the acquisition consisted of a cash payment of $10,731,456 and issuance of 341,575 restricted shares of Registrant's common stock. The purchase price was the result of arm's-length negotiations.

     The source of funds for the acquisition includes proceeds from Registrant's borrowings under its (1) $9,000,000 credit facility with The Frost National Bank, N.A. and (2) $3,000,000 credit facility with The American Bank, N.A., each of which was entered into in connection with the acquisition.

     Item 7.  Financial Statements and Exhibits.

    The financial statements required by Item 7 are not included in this report, but will be filed within 60 days after the date this report is filed.

                     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2000              SOUTH TEXAS DRILLING &
                                     EXPLORATION, INC.


                                     By:  /s/ Wm. Stacy Locke
                                       Wm. Stacy Locke, President